UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

October 11, 2007 (August 28, 2007)

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On September 4, 2007, PDL BioPharma, Inc. (“we”) filed a Current Report on Form 8-K (the “Original Filing”) with the Securities and Exchange Commission regarding our plan to sell our commercial-related assets, including our Cardene®, Retavase® and IV Busulfex® product rights, and rights to our ularitide development-stage product (our “Commercial and Cardio Assets”) and our expected elimination of up to approximately 250 employment positions (the “Commercial and Cardio Employment Positions”), which support our Commercial and Cardio Assets, in connection with the sale(s) of our Commercial and Cardio Assets. We also disclosed in our Original Filing that, as a result of significant changes to our strategy and development product portfolio, we would conduct a thorough review of our organization to ensure that our structure and scope of operations are appropriately aligned with our new strategy (our “Organizational Review”). We anticipated effecting a sizeable workforce reduction in connection with our Organizational Review, which workforce reduction would be in addition to the elimination of the Commercial and Cardio Employment Positions.

On October 11, 2007, as part of our Organizational Review, we provided notice to 104 employees, primarily at our Minnesota manufacturing facility, that we were eliminating their positions and as a result we would terminate their employment (the “Reduction in Force”). At this time, we do not plan to eliminate any other employment positions in connection with our Organizational Review. As a result of the Reduction in Force, we expect to record a total of approximately $3.2 million of charges in the third and fourth quarters of 2007. We will record a majority of these charges in the fiscal quarter ended September 30, 2007. The total charge we expect to record consists of $1.9 million of severance payments and $1.3 million of other employee related costs, including accrued salary and bonus and Company-paid health insurance and outplacement service benefits we offered to the employees we terminated.

Final determinations as to (i) the number of Commercial and Cardio Employment Positions we would eliminate in connection with the sale(s) of our Commercial and Cardio Assets; and (ii) our planned disposal of the Commercial and Cardio Assets are dependent upon numerous factors, and we are unable to make a good faith determination at this time of an estimate of the amount or range of amounts of the charge that will result in future cash expenditures as a result of these events. We will further amend the Original Filing after we make a determination of such an estimate or range of estimates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2007	PDL BioPharma, Inc.

	By:	/s/ Andrew Guggenhime
Andrew Guggenhime
Senior Vice President and Chief Financial Officer

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